                                                                     EXHIBIT 84
-------------------------------------------------------------------------------



                      WHAT IS THE "VALLEY OF DESPAIR"?

                      It's a place where Union Pacific

                      Resources finds itself, as evidenced

                      by its sworn submission to the IRS

                      in 1996 describing the trend of

                      steep declines in its production.

                      Paid for by Pennzoil Company. ADVT.



-------------------------------------------------------------------------------